UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2024
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

Tupperware Brands Corporation (the “Company”) is filing this Current Report on Form 8-K to provide updates on its operations, including that it has secured financial flexibility to continue executing on its global business strategy transformation plan, and that it is exploring strategic alternatives through its financial advisors. More specifically, the Company is reporting: (a) entry into a Forbearance Agreement (defined below) with its Lenders (defined below), pursuant to which the Lenders will forbear with respect to, among other things, certain defaults in respect of certain of the Company’s payment obligations, and which is expected to provide the Company additional time and flexibility under certain terms of its Credit Agreement (defined below), (b) the status of the Company’s compliance with the continued listing compliance standards under the New York Stock Exchange (“NYSE”) Listed Company Manual; and (c) the status of the Company’s engagement of financial advisors to continue to explore strategic alternatives. All items are as described in further detail below.

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2024, Tupperware Brands Corporation (the “Company”), Tupperware Products AG (together with the Company, collectively, the “Borrowers”), certain other subsidiaries of the Company and the Lenders (defined below) party thereto, among others, entered into the Forbearance Agreement (the “Forbearance Agreement”), amending, modifying, and otherwise affecting that certain Credit Agreement, dated as of November 23, 2021 (as amended by that certain First Amendment to Credit Agreement, dated as of August 1, 2022, that certain Second Amendment to Credit Agreement, dated as of December 21, 2022, that certain Third Amendment to Credit Agreement, dated as of February 22, 2023, that certain Fourth Amendment to Credit Agreement and Limited Waiver of Borrowing Conditions, dated as of May 5, 2023, that certain Debt Restructuring Agreement, dated as of August 2, 2023, that certain Fifth Amendment to Credit Agreement, dated as of October 5, 2023, and that certain Sixth Amendment to Credit Agreement, dated as of December 22, 2023, the “Credit Agreement”), by and among, among others, the Borrowers, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”).

Pursuant to the Forbearance Agreement, the Lenders party thereto have agreed to forbear from exercising any of their respective rights and remedies, and from directing the Administrative Agent to exercise any of the rights and remedies available to the Administrative Agent and the Lenders, and the Administrative Agent has agreed to forbear from unilaterally exercising any of its rights and remedies, in each case, arising under the Credit Agreement and applicable law as a result of the occurrence and continuance of certain specified existing and anticipated defaults and events of default (the “Specified Defaults”) until the earlier of (a) June 30, 2024 at 11:59 p.m. Eastern time and (b) the date and time on which the Administrative Agent (at the direction of the majority Lenders) elects to terminate such forbearance after the occurrence and during the continuance of certain other defaults and/or events of default or breaches of certain representations and warranties (the “Forbearance Period”). The Forbearance Agreement, among other things, (a) required, as a condition to effectiveness, the Borrowers to make a principal payment in respect of the USD Term A Loans in an aggregate amount equal to approximately $10.9 million, (b) permits the Borrowers to continue to access the revolving credit facility under the Credit Agreement, subject to the terms and conditions set forth therein, during the Forbearance Period, notwithstanding the existence of the Specified Defaults, but limits availability thereunder to approximately $36.4 million, (c) alleviates and/or otherwise modifies certain of the mandatory prepayment requirements in respect of asset sales and tax refunds set forth in the Credit Agreement during the Forbearance Period, (d) reduces the Company’s weekly minimum U.S. liquidity requirement under the Credit Agreement from $15 million to $10 million during the Forbearance Period, (e) modifies certain of the Company’s financial and other reporting obligations under the Credit Agreement, and (f) requires the Company to comply with certain specified milestones with respect to business planning and repayment transactions during the Forbearance Period.

The description of the Forbearance Agreement in this Current Report on Form 8-K (this “Current Report”) is a summary and is qualified in its entirety by reference to the complete terms of the Forbearance Agreement included therein. The Forbearance Agreement is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this item.

Item 7.01 Regulation FD Disclosure.

New York Stock Exchange Listing Standards

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, on June 1, 2023, the Company received written notification from the NYSE that the Company no longer satisfied the continued listing compliance standards set forth under Sections 802.01B and 802.01C of the NYSE Listed Company Manual because (i) its average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its last reported stockholders’ equity was less than $50 million, and (ii) the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. On August 1, 2023, the NYSE notified the Company that it had regained compliance with the minimum stock price standard of Section 802.01C of the NYSE Listed Company Manual. On February 1, 2024, the NYSE notified the Company that it had regained compliance with the minimum market capitalization and shareholders’ equity requirement of Section 802.01B of the NYSE Listed Company Manual.

The Company remains in noncompliance with (i) Section 302 of the NYSE Listed Company Manual for failure to hold an annual meeting for the fiscal year ended December 31, 2022 by December 31, 2023, and (ii) Section 802.01E of the NYSE Listed Company Manual for failure to timely file its fiscal year 2023 Quarterly Reports on Form 10-Q with the Securities and Exchange Commission. The NYSE may commence suspension or delisting procedures, if it determines circumstances warrant such action.

Strategic Review

With the financial flexibility provided by the Forbearance Agreement, the Company is both continuing to execute on its global business strategy transformation plan, and working closely with financial advisors to run a process to explore strategic alternatives.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s expectations regarding the Forbearance Agreement and Credit Agreement. Such forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: whether the Company will be able to comply with its obligations under the Forbearance Agreement and if not, whether the Lenders will exercise any of their rights and remedies, in each case, arising under the Credit Agreement and applicable law, as a result of the occurrence and continuance of any defaults or events of default, whether the Company will be able to execute on its global business strategy transformation plan or any potential future financings or other transactions, and other risks identified in the Company’s most recent filing on Form 10-K and other SEC filings, all of which are available on the Company’s website. The Company does not undertake to update its forward-looking statements unless otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Forbearance Agreement, dated as of February 13, 2024, by and among the Borrowers, certain subsidiaries of the Company, the Administrative Agent, each of the Lenders party thereto, and each of the holders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date:	February 16, 2024	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary